Exhibit 10.2

September 10, 2026

Karyopharm Therapeutics Inc.

85 Wells Avenue, Suite 210

Newton, MA 02459

Attention: Chief Financial Officer

Re:	Fee Agreement Pursuant to Forbearance Agreement

Ladies and Gentlemen:

Karyopharm Therapeutics Inc., a Delaware corporation (the “Company”), agreed, as a condition to the effectiveness of the Forbearance Agreement, dated as of the date hereof, by and among the Company and the Lenders (the “Forbearance Agreement”), to pay certain fees in cash or in the form of series A convertible preferred stock of the Company, par value $0.0001 per share, with an initial liquidation preference of one thousand dollars ($1,000) per share (the “Preferred Stock”), to each of the lenders (the “Lenders”) identified in Schedule I hereto, in an aggregate amount equal to $20,000,000.00, which shall be payable in cash or shares of Preferred Stock.

The Company has elected to satisfy its obligations to pay fees in the form of shares of Preferred Stock. The Preferred Stock shall have a price per share of $1,000 and shall be convertible at the option of the holder into shares of common stock of the Company, par value $0.0001 (the “Common Stock”), at a conversion price of $1.62 per share of Common Stock. The Company hereby agrees to issue an aggregate of 20,000 shares of Preferred Stock (the “Fee Shares”) to the Lenders set forth on Schedule I hereto via a book-entry record through the Company’s transfer agent. The Preferred Stock shall be issued under a certificate of designations establishing the terms of the Preferred Stock, consistent in all material respects with the term sheet attached as Exhibit A hereto and otherwise in form and substance reasonably satisfactory to the Company and the Lenders, which the Company shall file with the Secretary of State of the State of Delaware prior to the Closing (the “Certificate of Designations”).

The issuance of the Fee Shares (the “Closing”) shall take place electronically at 8:00 A.M., New York City time, on September 17, 2026, or at such other time and place as the Company may designate by notice to the applicable Lender. On or before September 16, 2026, the Lenders shall provide to the Company a breakdown of how many Fee Shares are to be issued to each Lender.

Each Lender reserves the right to allocate at closing, in whole or in part, to any of such Lender’s affiliates the portion of the fees payable thereto hereunder in such manner as such Lender determines in its sole discretion.

1. Company Representations and Warranties2. . The Company represents and warrants to each Lender, as of the date of this Fee Agreement and as of the Closing, that:

(a) The Company is duly organized and validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, unless the failure to so qualify has not had and would not reasonably be expected to have a material adverse effect on the Company.

(b) When the Certificate of Designations has been filed, the Fee Shares will have been duly authorized by the Company and, when issued and delivered to the Lenders in accordance with the terms of this Fee Agreement, will be validly issued, fully paid and non-assessable, and the issuance of any such Fee Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights. When the Certificate of Designations has been filed, the shares of Common Stock underlying the Fee Shares (the “Conversion Shares,” and together with the Fee Shares, the “Fee Securities”) initially issuable upon conversion of the Fee Shares (assuming full conversion of all Fee Shares) will have been duly and validly authorized and reserved for by the Company and, when issued upon conversion of the Fee Shares in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable, and the issuance of any Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or similar rights. On or prior to 10:30 am ET on the second (2nd) business day after the date of this Fee Agreement, a Listing of Additional Shares notification form covering the Conversion Shares shall have been submitted to the Nasdaq Stock Market.

(c) Assuming the accuracy of the representations and warranties of the Lenders, the issuance of the Fee Shares pursuant to this Fee Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

(d) The Company has all requisite corporate power and authority to perform its obligations under this Fee Agreement. The execution, delivery, and performance by the Company of this Fee Agreement has been duly authorized by all necessary action on the part of the Company and is the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(e) The execution, delivery and performance of this Fee Agreement by the Company, and the consummation of the transactions contemplated hereby and thereby, including the Forbearance Agreement and the issuance of the Fee Shares and any issuance of the Conversion Shares, will not: (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational document of the Company or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the properties or assets of the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company or a material adverse effect on the performance by the Company on its obligations under this Fee Agreement or the consummation of any of the transactions contemplated hereby.

(f) Except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company, (a) the Company possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses (the “Required Authorizations”), has not received any notice of proceedings relating to the revocation or modification of any such Required Authorizations and all Required Authorizations are valid and in full force and effect and (b) no authorization of, or registration, notice or filing with, any governmental authority is required to be obtained or made by the Company for (i) the execution, delivery and performance by the Company of this Fee Agreement, and (ii) the consummation by the Company of the transactions contemplated hereby, except (A) for such as have already been obtained or made prior to the Closing that are in full force and effect, (B) pursuant to applicable federal and state securities laws, rules and regulations, or (C) for filings expressly contemplated or required by this Fee Agreement.

(g) The Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”) from January 1, 2026 to the date of this Fee Agreement. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports.

(h) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. No approval of the stockholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Listing Rules) is required to issue and deliver the Fee Securities to the Lenders.

(i) There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of this Fee Agreement and the transactions contemplated hereby.

(j) The Company is authorized under its amended and restated certificate of incorporation (the “Certificate of Incorporation”) to issue 5,000,000 shares of Preferred Stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Report containing such disclosure was accurate in all material respects as of the date indicated in such SEC Report. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company. Except for the transactions contemplated hereby, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Fee Agreement or as previously disclosed in the Company’s SEC Reports. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other similar agreements among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. No person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person, other than pursuant to that certain registration rights agreement dated December 5, 2022, those certain registration rights agreements dated May 13, 2024, those certain registration rights agreements dated October 7, 2025, those certain registration rights agreements dated October 10, 2025 and any registration rights agreements entered into in connection with this Fee Agreement pursuant to Section 4(b). The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(k) The Company acknowledges that the terms of this Fee Agreement and the Forbearance Agreement have been mutually negotiated between the parties.

(l) The Company is not and, after giving effect to the transactions contemplated by this Fee Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(m) The Company has never been, and expects not to be in the current taxable year or in the foreseeable future, a “United States real property holding corporation” within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”).

(n) The Company does not expect to have any current or accumulated earnings and profits from operations for its current taxable year or in the foreseeable future.

(o) As of the date hereof, the representations and warranties of the Company made in Section 4(f) of that certain First Amendment and Waiver to Credit and Guaranty Agreement, dated October 7, 2025, by and among, inter alios, the Company, the lenders party thereto from time to time and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, shall be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct in all respects as so qualified) as of such specified earlier date.

2. Lender Representations and Warranties. Each Lender represents and warrants to the Company, severally and not jointly, that:

(a) The Lender is an institutional “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act as well as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Lender agrees to furnish any additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state securities laws and all other applicable laws in connection with the transactions contemplated hereby.

(b) The Lender understands and accepts that acquiring the Fee Shares involves risks. The Lender has such knowledge, skill and experience in business, financial and investment matters that the Lender is capable of evaluating the merits and risks of an investment in the Fee Shares. With the assistance of its own professional advisors (to the extent the Lender has deemed appropriate), the Lender has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Fee Shares. The Lender has considered the suitability of the Fee Shares as an investment in light of its own circumstances and financial condition, and the Lender is able to bear the risks associated with an investment in the Fee Shares.

(c) The Lender confirms that the Company has not (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Fee Shares; or (2) made any representation to the Lender regarding the legality of an investment in the Fee Shares under applicable investment guidelines, laws or regulations. In deciding to invest in the Fee Shares, the Lender is not relying on the advice or recommendations of the Company, and the Lender has made its own independent decision that the investment in the Fee Shares is suitable and appropriate for the Lender.

(d) The Lender is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Fee Shares, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the Fee Shares. The Lender is familiar with the business and financial condition and operations of the Company and has conducted its own investigation of the Company and the Fee Shares and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The

Lender has had access to the Company filings with the Securities and Exchange Commission and such other information concerning the Company and the Fee Shares as it deems necessary to enable it to make an informed investment decision. The Lender has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Lender deems necessary to enable it to make an informed investment decision concerning the Fee Shares. Neither such inquiries nor any other due diligence investigations conducted by the Lender or its advisors or its representatives shall modify, amend or affect such Lender’s right to rely on the Company’s representations and warranties contained herein.

(e) The Lender understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Fee Shares or made any finding or determination concerning the fairness or advisability of such investment.

(f) The Lender is acquiring the Fee Shares solely for the Lender’s own beneficial account, or for an account with respect to which the Lender exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Fee Shares in violation of federal, state or other applicable securities laws. The Lender understands that the offer and sale of the Fee Shares has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the representations made by the Lender in this Fee Agreement.

(g) The Lender understands that the Fee Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Fee Shares have not been registered under the Securities Act. The Lender understands that the Fee Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Lender absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry position or certificates representing such shares shall contain a legend to such effect. As a result of these transfer restrictions, the Lender may not be able to readily resell the Fee Shares and may be required to bear the financial risk of an investment in the Fee Shares for an indefinite period of time. The Lender acknowledges and agrees that (i) the Fee Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least six months from the date hereof or such longer date as may be required if the Company does not satisfy the current public information requirements under Rule 144(c) and (ii) additional conditions to any such transaction may apply under Rule 144 and other applicable securities laws to the extent that the Lender is at such time, or has been at any time in the immediately preceding three months, an “affiliate” of the Company within the meaning of Rule 144. The Lender understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of Fee Shares.

Each book entry for the Fee Securities, when issued, shall contain a notation, and each certificate (if any) evidencing the Fee Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

3. Amendments to Existing Warrants. The warrants to purchase shares of Common Stock currently held by certain Lenders (the “Existing Warrants”), as identified in Schedule II hereto, are hereby each amended as follows.

(a) The following sentence in Section 3(d) of each Existing Warrant is hereby amended with the language in blue and underlined to be added as shown below:

The Company shall cause (i) any successor entity in a Fundamental Transaction in which the Company is not the survivor, (ii) any entity of which the Company becomes a subsidiary or (iii) any entity which becomes the owner of all or substantially all assets of the Company (and all of its subsidiaries, taken as a whole) as a result of any sale, lease, license, assignment, transfer, conveyance and/or other disposition in one or a series of related transactions (such entity described in the preceding (i), (ii) or (iii), the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for the Alternate Consideration, and with an exercise price which applies the Exercise Price hereunder to such Alternate Consideration (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction).

4. Miscellaneous.

(a) At Closing, the Company shall cause Sidley Austin LLP to deliver to the Lenders a customary legal opinion in form and substance reasonably satisfactory to the Lenders.

(b) The Company hereby covenants and agrees, upon written request from a Lender, to enter into a registration rights agreement with such Lender covering its Conversion Shares that is substantially in the form of those certain Registration Rights Agreements of the Company dated October 10, 2025.

(c) THIS FEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(d) The Company and each Lender (a) agrees that any legal suit, action or proceeding arising out of or relating to this Fee Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. The Company and each Lender agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and each Lender irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Fee Agreement in any court referred to herein. The Company and each Lender irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Neither this Fee Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or a Lender without the prior written consent of the other party.

(f) This Fee Agreement may be executed, either manually or by way of a digital signature provided by DocuSign (or similar digital signature provider), by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise and including any electronic signature covered by the U.S. federal E-SIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Fee Agreement (whether executed manually or by way of a digital signature as described herein) by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

(g) Neither this Fee Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(h) EACH OF THE COMPANY AND EACH LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS FEE AGREEMENT.

(i) If any term or provision (in whole or in part) of this Fee Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Fee Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(j) The representations and warranties of the Company and each Lender contained in this Fee Agreement shall survive the consummation of the transactions contemplated hereby.

(k) The provisions of this Fee Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(l) After the date of this Fee Agreement until the Closing, each of the Company and each Lender hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Company or a Lender, as the case may be, contained in this Fee Agreement to be false or incorrect in any material respect.

(m) Capitalized terms used but not defined in this Section 4(m) have the meanings given to them in the Forbearance Agreement. The parties intend and expect that, for U.S. federal income tax purposes, the receipt of Preferred Stock on the 2028 Notes, 2029 Notes and Term Loans will not result in a “significant modification” (as such term is used under Section 1.1001-3 of the Treasury Regulations) of any of the Term Loans, 2028 Notes or 2029 Notes. The parties also intend and expect that (i) Preferred Stock would be treated as participating equity for purposes of section 305 of the Code, (ii) the holders and beneficial owners of Preferred Stock would not be required to include in income as a dividend for U.S. federal income tax purposes any amounts in respect of Preferred Stock unless and until such dividends are declared and paid in cash, (iii) any redemption or conversion of Preferred Stock shall be treated as a sale or exchange (in the case of redemption) or a tax-free transaction (in the case of conversion) of such Preferred Stock (and not as a distribution) for U.S. federal income tax purposes. The Company covenants and agrees (x) to report all income tax matters with respect to the Term Loans, the 2028 Notes and the 2029 Notes consistent with this Section 4(m) and not take any action or file any tax return, report or declaration inconsistent herewith, in each case, unless otherwise required by law and (y) to give prior notice to, and consider in good faith any input from, the Consenting Lenders prior to making any tax reporting that may impact the tax treatment of the Consenting Lenders and their investment. The parties shall reasonably cooperate with one another to determine the fair market value of such Preferred Stock.

(n) All payments made by the Company to any Lender under this Fee Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, levies, imposts, assessments, or other governmental charges of whatever nature imposed by any governmental authority (collectively, “Taxes”), unless the withholding or deduction of such Taxes is required by applicable law. If the Company is required by applicable law to deduct or withhold any Taxes from any payment to a Lender, then (a) the Company shall make such deduction or withholding and pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law, (b) the sum payable by the Company to such Lender shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this section), such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, and (c) the Company shall promptly deliver to such Lender evidence of such payment to the relevant governmental authority.

Very truly yours,

1992 Master Fund Co-Invest SPC - Series 4 Segregated Portfolio

By: Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Damon Meyer
Name: Damon Meyer
Title: Authorized Signatory

Highbridge Tactical Credit Institutional Fund, Ltd.

By: Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Damon Meyer
Name: Damon Meyer
Title: Authorized Signatory

Highbridge Tactical Credit Master Fund, L.P.

By: Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Damon Meyer
Name: Damon Meyer
Title: Authorized Signatory

Highbridge SCF II Special Situations SPV, L.P.

By: Highbridge Capital Management, LLC,
as Trading Manager and not in its individual capacity

By:	/s/ Damon Meyer
Name: Damon Meyer
Title: Authorized Signatory

[Signature Page to Forbearance Fee Letter]

Very truly yours,

Braidwell Transaction Holdings LLC – Series 7

By: Braidwell LP, its Investment Manager

By:	/s/ Colin Bettison
Name: Colin Bettison
Title: CFO

Braidwell Partners Master Fund LP

By: Braidwell LP, its Investment Manager

By:	/s/ Colin Bettison
Name: Colin Bettison
Title: CFO

[Signature Page to Forbearance Fee Letter]

Very truly yours,

M.H. Davidson & Co.

By: M.H. Davidson & Co. GP, LLC, its general partner

By: Davidson Kempner Liquid GP Topco LLC, its managing member

By:	/s/ Gabriel T. Schwartz
Name: Gabriel T. Schwartz
Title: Managing Member

Davidson Kempner Arbitrage, Equities and Relative Value LP

By: Davidson Kempner Multi-Strategy GP II LLC, its general partner

By: Davidson Kempner Liquid GP Topco LLC, its managing member

By:	/s/ Gabriel T. Schwartz
Name: Gabriel T. Schwartz
Title: Managing Member

Midtown Acquisitions, L.P.

By: Midtown Acquisitions GP LLC, its general partner

By:	/s/ Gabriel T. Schwartz
Name:	Gabriel T. Schwartz
Title:	Managing Member

[Signature Page to Forbearance Fee Letter]

Very truly yours,

Context Partner Master Fund, L.P.

By: Context Capital Management, LLC,
Investment Adviser

By:	/s/ David Fertig
Name: David Fertig
Title: Managing Director

[Signature Page to Forbearance Fee Letter]

Very truly yours,

GARx I, L.P.

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Authorized Person

Healthcare Royalty Partners IV, L.P.

By: HealthCare Royalty GP IV, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HCRX Investment Holdco, L.P.

By: HCRX Master GP, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HCR Canary Fund, L.P.

By: HCR Canary Fund GP, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HCR Molag Fund, L.P.

By: HCR Molag Fund GP, LLC, its general partner

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Managing Partner

HCR Karyopharm SPV, LLC

By:	/s/ Clarke B. Futch
Name: Clarke B. Futch
Title: Authorized Person

[Signature Page to Forbearance Fee Letter]

Very truly yours,

Karyopharm Therapeutics Inc.

By:	/s/ Richard Paulson
Name: Richard Paulson
Title: President and Chief Executive Officer

Schedule I

Lender	Number of Shares of Preferred Stock
Highbridge Tactical Credit Institutional Fund, Ltd.
Highbridge Tactical Credit Master Fund, L.P
1992 Master Fund Co-Invest SPC for the account of Series 4 Segregated Portfolio
Highbridge SCF II Special Situations SPV, L.P.
Braidwell Partners Master Fund LP
M.H. Davidson & Co.
Midtown Acquisitions L.P.
Davidson Kempner Arbitrage, Equities and Relative Value LP
CPMF Situations I LLC
HEALTHCARE ROYALTY PARTNERS IV, L.P
HCRX INVESTMENTS HOLDCO, L.P.
GARx I, L.P
HCR CANARY FUND, L.P.
HCR MOLAG FUND, L.P.
HCR KARYOPHARM SPV, LLC

Total	20,000

Schedule II

Lender	Existing Warrants
Highbridge Tactical Credit Institutional Fund, Ltd.

Common Stock Purchase Warrant dated October 10, 2025 to purchase 127,869 Warrant Shares with Termination Date of May 13, 2029

Common Stock Purchase Warrant dated October 10, 2025 to purchase 66,340 Warrant Shares with Termination Date of October 10, 2030

Highbridge Tactical Credit Master Fund, L.P

Common Stock Purchase Warrant dated October 10, 2025 to purchase 501,166 Warrant Shares with Termination Date of May 13, 2029

Common Stock Purchase Warrant dated October 10, 2025 to purchase 316,943 Warrant Shares with Termination Date of October 10, 2030

1992 Master Fund Co-Invest SPC for the account of Series 4 Segregated Portfolio

Common Stock Purchase Warrant dated October 10, 2025 to purchase 20,624 Warrant Shares with Termination Date of May 13, 2029

Common Stock Purchase Warrant dated October 10, 2025 to purchase 21,235 Warrant Shares with Termination Date of October 10, 2030

Highbridge SCF II Special Situations SPV, L.P.	Common Stock Purchase Warrant dated October 10, 2025 to purchase 66,114 Warrant Shares with Termination Date of October 10, 2030

Braidwell Partners Master Fund LP

Common Stock Purchase Warrant dated October 10, 2025 to purchase 1,360,696 Warrant Shares with Termination Date of May 13, 2029

Common Stock Purchase Warrant dated October 10, 2025 to purchase 470,633 Warrant Shares with Termination Date of October 10, 2030

M.H. Davidson & Co.

Common Stock Purchase Warrant dated October 10, 2025 to purchase 17,098 Warrant Shares with Termination Date of May 13, 2029

Common Stock Purchase Warrant dated October 10, 2025 to purchase 9,418 Warrant Shares with Termination Date of October 10, 2030

Davidson Kempner Arbitrage, Equities and Relative Value LP

Common Stock Purchase Warrant dated October 10, 2025 to purchase 581,002 Warrant Shares with Termination Date of May 13, 2029

Common Stock Purchase Warrant dated October 10, 2025 to purchase 320,025 Warrant Shares with Termination Date of October 10, 2030

CPMF Situations I LLC

Common Stock Purchase Warrant dated October 10, 2025 to purchase 443,295 Warrant Shares with Termination Date of May 13, 2029

Common Stock Purchase Warrant dated October 10, 2025 to purchase 329,443 Warrant Shares with Termination Date of October 10, 2030

HEALTHCARE ROYALTY PARTNERS IV, L.P	Common Stock Purchase Warrant dated October 10, 2025 to purchase 151,439 Warrant Shares with Termination Date of October 10, 2030

HCRX INVESTMENTS HOLDCO, L.P.	Common Stock Purchase Warrant dated October 10, 2025 to purchase 130,940 Warrant Shares with Termination Date of October 10, 2030

HCR KARYOPHARM SPV, LLC	Common Stock Purchase Warrant dated October 10, 2025 to purchase 16,667 Warrant Shares with Termination Date of May 13, 2029

Exhibit A

Term Sheet

Preferred Term Sheet

Issuer	Karyopharm Therapeutics Inc. (the “Issuer”)

Security	0% Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”)

Aggregate Liquidation Amount	$20,000,000

Liquidation Preference Per Share	$1,000

Liquidation Rights	Upon a liquidation or dissolution of the Issuer, each share of Convertible Preferred Stock will entitle the holder thereof to receive the greater of (i) $1,000 and (ii) the as-converted value of such share of Convertible Preferred Stock (the “Liquidation Value”).

Conversion Price	$1.62.

The Conversion Price shall be subject to customary anti-dilution event adjustments, which will exclude any dividends or distributions paid on the common stock, par value $0.0001 per share, of the Issuer (the “Common Stock”), to the extent that the holders of the Convertible Preferred Stock are entitled to participate in such dividend or distribution as described herein. The Conversion Price shall not be subject to any “ratchet” adjustment on account of future equity raises.

When in this term sheet reference is made to the “Conversion Rate” of the Convertible Preferred Stock as of any date, such reference shall be deemed to refer to a number of shares of Common Stock equal to the liquidation preference of $1,000 per share of Convertible Preferred Stock divided by the Conversion Price in effect at such time.

Conversion Rights	Holders of the Convertible Preferred Stock will be entitled to convert their Convertible Preferred Stock into Common Stock at any time while the Convertible Preferred Stock remains outstanding. Upon conversion, holders will be entitled to receive for each share of the Convertible Preferred Stock converted a number of shares of Common Stock equal to the Conversion Rate in effect at the time of such conversion.

NASDAQ Limitation	Until such time as the holders of the Common Stock approve the issuance of the full number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (the “Consent”), the total number of shares issuable upon conversion of the Convertible Preferred Stock shall be limited to a number of shares of Common Stock equal to 19.99% of the total voting power of the Common Stock outstanding as of the time of the issuance of the Convertible Preferred Stock (the “Initially Issuable Shares”). The Initially Issuable Shares shall be allocated pro rata among the shares of Convertible Preferred Stock, such that upon conversion of each share of Convertible Preferred Stock, the Issuer shall issue 1/20,000th of the number of Initially Issuable Shares. Any shares of Common Stock otherwise issuable upon such conversion but not issued as a result of the foregoing limitation shall be settled in cash, with the amount of cash determined based on the 20-day VWAP of the Common Stock prior to the conversion date.

For the avoidance of doubt, the foregoing limitation shall not limit or otherwise affect the consideration to which holders of the Convertible Preferred Stock are entitled in a liquidation or upon conversion into reference property.

The Issuer shall undertake to obtain the Consent by a date no later than March 15, 2027.

Dividend Rights	The Convertible Preferred Stock will not pay regular cash dividends.

Common Stock
Dividend Participation Rights	If any dividend or other distribution is declared and paid

on the Common Stock, each share of the Convertible Preferred Stock will be entitled to receive a ratable dividend or distribution in an amount equal to the dividend or distribution per share of Common Stock multiplied by the Conversion Rate in effect as of the time of such dividend or distribution.

Dividend Stopper	Customary dividend stopper to provide that the Issuer may not make or pay any dividend or other distribution to holders of any class or series of equity ranking junior to the Convertible Preferred Stock if at such time the Issuer has failed to make any payment due in respect of the Convertible Preferred Stock.

Holder Put Right	On or after the third anniversary of the date of issuance, holders of the Convertible Preferred Stock will be entitled to exercise a one-time put right to require the Issuer to redeem any or all of such holder’s shares of Convertible Preferred Stock at a redemption price per share equal to the Liquidation Preference.

Fundamental Change	Holders of the Convertible Preferred Stock will be entitled to require the Issuer to redeem the Convertible Preferred Stock at a redemption price per share equal to the Liquidation Value upon the occurrence of a customarily defined Fundamental Change.

Voting Rights	Holders of the Convertible Preferred Stock will be entitled to one vote per share on matters on which holders of the Convertible Preferred Stock are entitled to vote.

Holders will be entitled to customary voting rights and those that are required by applicable law. The consent of holders of 66-2/3% of the outstanding shares of the Convertible Preferred Stock will be required for amendments to the terms of the Convertible Preferred Stock, subject to certain reasonable “sacred rights” (such rights to be agreed upon and specified in the Certificate of Designations).

Holders of the Convertible Preferred Stock will not be entitled to vote together as a class with holders of the Common Stock.

Cash Payments	Cash payments on the Convertible Preferred Stock will be paid only to the extent not prohibited by the Issuer’s debt documents (including, for the avoidance of doubt, the Revenue Interest Financing Agreement) as of the date of issuance. Any amount not paid when due as a result of such restrictions will accrue interest at 2% per annum from the due date and shall be made promptly after such payment is no longer prohibited.